UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Career Education Corporation
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[The following memorandum was sent to Career Education Corporation’s (“CEC”) employees by John M. Larson, Chairman, President and Chief Executive Officer of CEC, on February 16, 2006.]

INTEROFFICE CORRESPONDENCE

Date:	February 16, 2006

To:	All Employees

From:	Jack Larson

As most of you are aware, yesterday we released our earnings for the fourth-quarter and year-end, 2005.  I’m pleased to say that we continued to grow earnings at a healthy pace overall, in spite of external pressures on both the company and the industry and in spite of some softening of growth for our on-ground schools.  This continuing profitable growth is a direct reflection of your efforts, and I want you to know that your hard work is both recognized and appreciated.

As you will note from the press release, which I have attached to this letter, the company also has authorized an additional repurchase of our stock, an important move designed to generate additional value for our shareholders.  Providing long-term value to all of our stakeholders—students, employees, educators, and shareholders—will continue to be our goal.  We have made a number of key decisions over the past months, not only in terms of corporate governance—but also in terms of our operations, our educational offerings, and our strategy—that we believe will drive even greater value going forward.

As I have mentioned to you in previous letters, while I am pleased with our growth and our overall financial results, I want to ensure that we stay focused on our primary job:  enabling and supporting our students to graduate and pursue successful and satisfying careers.  In the end, we are all about education in this company.  And, while our results have been good, we have room to improve in a number of areas, both financially and operationally.  Continuing strong financial and operational results are a direct outgrowth of doing our jobs well and serving our students and their employers better than anyone else in the industry.

Also attached to this letter is a press release issued today regarding a change in our Board of Directors.  Our long-time director, Wally Laub, who has contributed a great deal to the growth and development of our company, is stepping down for personal reasons and is being replaced by Steven Lesnik, a Chicago-area business leader and former education regulator with a strong interest in the overall field of education.  We are pleased to welcome Mr. Lesnik to our Board and believe he will make an excellent addition at this important time for our company.

I want you to know that I deeply appreciate the effort each of you continues to put into your jobs and into educating our students.  Thank you for the role you have played in generating our strong results for the quarter.

Best regards,

Jack

John M. Larson

Chairman, President & CEO

Career Education Corporation

2895 Greenspoint Parkway

Hoffman Estates IL 60195

Tel:  847-781-3600

Fax:  847-585-3997

FOR IMMEDIATE RELEASE

Investors:	Karen M. King
Vice President, Investor Relations
847/585-3899
www.careered.com

Media:	Pattie Overstreet-Miller
Vice President, Corporate Communications
847/851-7351

CAREER EDUCATION CORPORATION REPORTS SOLID REVENUE AND

NET INCOME GROWTH FOR 2005 FOURTH QUARTER AND FULL YEAR

Board Authorizes Repurchase of Up to $300 Million of Company Shares

Hoffman Estates, Ill. (February 15, 2006) – Career Education Corporation (NASDAQ: CECO) today reported revenue of $529.2 million for the quarter ended December 31, 2005, an 8 percent increase from revenue for the fourth quarter of 2004.  Net income for the fourth quarter of 2005 was $70.3 million, an increase of 12 percent from net income for the fourth quarter of 2004.  The company also announced that its Board of Directors has approved the repurchase of up to $300 million of the outstanding shares of the company’s common stock.

“Our earnings growth and cash flow continue to be significant, driven by the worldwide demand for high-quality career education,” said John Larson, Chairman and Chief Executive Officer of Career Education Corporation.  “Our track record of growth and innovation, coupled with our commitment to outstanding service delivery, has positioned us well, and we remain confident in our strategic direction.”

RESULTS OF OPERATIONS

Three Months Ended December 31, 2005

•                  Consolidated revenue increased 8 percent to $529.2 million during the fourth quarter of 2005, from $491.1 million during the fourth quarter of 2004.  The increase is primarily attributable to an approximate 8 percent increase in student population from October 31, 2004, to October 31, 2005.

•                  Consolidated income from operations increased 7 percent to $104.7 million during the fourth quarter of 2005, from $98.2 million during the fourth quarter of 2004.  Operating profit margin percentage was 19.8 percent during the fourth quarter of 2005, a decrease of 20 basis points from 20.0 percent during the fourth quarter of 2004.

•                  Consolidated net income was $70.3 million, or $0.70 per diluted share, during the fourth quarter of 2005, an increase of 12 percent from $62.9 million, or $0.60 per diluted share, during the fourth quarter of 2004.

Twelve Months Ended December 31, 2005

•                  Consolidated revenue increased 18 percent to $2.035 billion during 2005, from $1.729 billion during 2004.

•                  Income from operations increased 27 percent to $369.1 million during 2005, from $291.6 million during 2004.  Operating profit margin percentage for 2005 was 18.1 percent, an increase of 120 basis points from 16.9 percent for 2004.

•                  The company reduced its effective income tax rate from 39.25 percent in 2004 to 37.40 percent in 2005. The change was effected during the third quarter and fourth quarter of 2005.  Specifically, we reduced our year-to-date effective tax rate from 39.25 percent to 38.25 percent during the third quarter of 2005 and from 38.25 percent to 37.40 percent during the fourth quarter of 2005.  The decrease in our effective tax rate is attributable to the impact of various tax planning strategies and favorable changes in the proportionate distribution of our total pretax income among the tax jurisdictions in which we operate.  The reduction of our effective income tax rate from 39.25 percent to 37.40 percent increased 2005 net income per diluted share by approximately $0.07, and our fourth quarter 2005 reduction of our effective income tax rate from 38.25 to 37.40 percent increased fourth quarter 2005 net income per diluted share by approximately $0.03.

•                  Consolidated net income was $233.9 million, or $2.26 per diluted share, during 2005, a 30 percent increase from $179.6 million, or $1.71 per diluted share, during 2004.

CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•                  Net cash provided by operating activities was $378.2 million during 2005, compared to net cash provided by operating activities of $376.2 million during 2004.

•                  Capital expenditures decreased to $125.6 million during 2005, from $142.8 million during 2004.  Capital expenditures represented approximately 6.2 percent of consolidated revenue in 2005 versus 8.3 percent of consolidated revenue in 2004.

Financial Position

•                  As of December 31, 2005 and 2004, cash and cash equivalents and investments totaled $404.4 million and $349.5 million, respectively.

•                  Net student receivables as of December 31, 2005, were $76.4 million, an 11 percent decrease from $86.0 million as of December 31, 2004.   Allowance for doubtful accounts as a percentage of gross student receivables as of December 31, 2005, decreased to 37.0 percent, from 41.6 percent as of December 31, 2004.

•                  Quarterly days sales outstanding (“DSO”) were 14 days as of December 31, 2005, a 3-day decrease from DSO as of December 31, 2004, of 17 days.  DSO is calculated by dividing the sum of net student receivables and net other receivables by average daily revenue for the quarter.  Average daily revenue for the quarter is computed by dividing total revenue by the total number of days in the quarter.

ADDITIONAL STOCK REPURCHASE AUTHORIZATION

In January 2006, Career Education Corporation’s Board of Directors authorized the use of an additional $200 million for the repurchase of shares of our outstanding common stock.  This authorization is in addition to the approximately $100 million still available under CEC’s $300 million stock repurchase program authorization in July 2005.  Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements.  The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

Since inception of the program in July 2005, the company has repurchased approximately 5.3 million shares of its common stock for approximately $200 million at an average price of approximately $37.97 per share.  Stock repurchases during 2005 reduced 2005 diluted weighted average shares outstanding and fourth quarter 2005 diluted weighted average shares outstanding by approximately 2.0 million shares and 5.3 million shares, respectively, and increased 2005 net income per diluted share and fourth quarter 2005 net income per diluted share by approximately $0.03 and $0.02, respectively.  The effect of the share repurchases on net income per diluted share was estimated based on the aforementioned reduction in diluted weighted average shares outstanding and estimated interest income forgone.

POPULATION AND NEW STUDENT START DATA

CEC total student population and new student start data include the results of both the Online Educational Group (“OEG”) segment and the Colleges, Schools, and University (“CSU”) segment.

Student Population

•                  CEC total student population as of January 31, 2006, was approximately 104,200, representing a 3 percent increase from total student population as of January 31, 2005, of approximately 101,500.

•                  OEG student population as of January 31, 2006, was approximately 32,700, representing a 31 percent increase from OEG student population as of January 31, 2005, of approximately 24,900.

New Student Starts

•                  New student starts during the fourth quarter of 2005, including the results of both our OEG and CSU segments, were approximately 28,200, compared to new student starts during the fourth quarter of 2004 of approximately 28,600.

INNOVATIONS

Innovations during the fourth quarter of 2005 included the advancement of Career Education’s hybrid learning model, which capitalizes on the company’s strong online technology platform and allows on-ground students to take a portion of their coursework at their physical facility and a portion online.  This model will be introduced during the first quarter of 2006.

“Our priority will always be customer-focused innovation that provides real value for our students and ultimately increases value for our shareholders,” said Larson.  “By understanding our diverse group of students and their needs, we can successfully target our strategies and ensure that we maximize our investment in innovation and service.”

BUSINESS OUTLOOK

Following is guidance with respect to 2006 financial performance.  While we may make acquisitions or divestitures, none are contemplated by these forward-looking statements.

Full Year 2006

•                  We expect our consolidated 2006 revenue to increase approximately 10 percent from consolidated 2005 revenue.

•                  We expect our consolidated 2006 net income per diluted share, excluding the effect of non-cash stock incentive compensation expense, to increase approximately 10 - 12 percent from consolidated 2005 net income per diluted share.

•                  We expect 2006 non-cash stock incentive compensation expense to be approximately $17.0 to $18.0 million, although actual expense may vary from this estimate based on, among other things, the timing, volume, and value of future stock incentive awards.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call today, February 15th, at 5:00 PM (Eastern Time).  Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 617-224-4324 (international) or (800) 573-4752 (domestic) and citing code 10605879.  Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.  An archived version of the webcast will be accessible for 90 days at www.careered.com.  A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 69012616.

Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines. CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.

The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC. The on-ground campuses are located throughout the U.S. and in Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral degree, master’s degree, bachelor’s degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.

The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online. The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Business Outlook” and “Innovations,” statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative,  and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended December 31, 2005 and 2004

(In thousands, except per share data and percentages)

		% of		% of
	2005	Revenue	2004	Revenue

Revenue:
Tuition and registration fees	$506,115	95.6%	$461,837	94.1%
Other	23,059	4.4%	29,234	6.0%
Total revenue	529,174	100.0%	491,071	100.0%

Operating expenses:
Educational services and facilities	164,069	31.0%	146,642	29.9%
General and administrative	239,630	45.3%	229,577	46.8%
Depreciation and amortization	20,787	3.9%	16,627	3.4%
Total operating expenses	424,486	80.2%	392,846	80.0%

Income from operations	104,688	19.8%	98,225	20.0%

Other income (expense):
Interest income	4,090	0.8%	1,411	0.3%
Interest expense	(642)	-0.2%	(735)	-0.2%
Share of affiliate earnings	1,397	0.3%	1,449	0.3%
Miscellaneous income (expense)	(452)	-0.1%	(94)	0.0%
Total other income	4,393	0.8%	2,031	0.4%

Income before provision for income taxes	109,081	20.6%	100,256	20.4%

Provision for income taxes	38,465	7.3%	37,395	7.6%

Income from continuing operations	70,616	13.3%	62,861	12.8%

Loss from discontinued operations	(358)	0.0%	—	0.0%

Net income	$70,258	13.3%	$62,861	12.8%

Income per share - Diluted
Income from continuing operations	$0.704		$0.599
Loss from discontinued operations	$(0.004)		—
Net income	$0.701		$0.599

Diluted weighted average shares outstanding	100,246		104,946

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2005 and 2004

(In thousands, except per share data and percentages)

		% of		% of
	2005	Revenue	2004	Revenue

Revenue:
Tuition and registration fees	$1,939,159	95.3%	$1,608,450	93.0%
Other	95,396	4.7%	120,082	7.0%
Total revenue	2,034,555	100.0%	1,728,532	100.0%

Operating expenses:
Educational services and facilities	628,665	30.9%	557,144	32.2%
General and administrative	958,098	47.1%	822,358	47.6%
Depreciation and amortization	78,720	3.9%	57,469	3.3%
Total operating expenses	1,665,483	81.9%	1,436,971	83.1%

Income from operations	369,072	18.1%	291,561	16.9%

Other income (expense):
Interest income	11,967	0.6%	2,952	0.2%
Interest expense	(1,841)	-0.1%	(2,802)	-0.2%
Share of affiliate earnings	5,067	0.3%	4,248	0.3%
Miscellaneous expense	(982)	-0.1%	(290)	0.0%
Total other income	14,211	0.7%	4,108	0.2%

Income before provision for income taxes	383,283	18.8%	295,669	17.1%

Provision for income taxes	143,347	7.0%	116,050	6.7%

Income from continuing operations	239,936	11.8%	179,619	10.4%

Loss from discontinued operations	(6,058)	-0.3%	—	0.0%

Net income	$233,878	11.5%	$179,619	10.4%

Income per share - Diluted
Income from continuing operations	$2.321		$1.711
Loss from discontinued operations	$(0.059)		—
Net income	$2.262		$1.711

Diluted weighted average shares outstanding	103,383		105,004

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31,
	2005	2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$132,308	$349,458
Investments	272,093	—
Total cash and cash equivalents and investments	$404,401	$349,458
Receivables:
Students, net of allowance for doubtful accounts of $44,839 and $61,136 as of December 31, 2005, and December 31, 2004, respectively	76,447	85,982
Other, net	5,015	5,378
Prepaid expenses	37,412	29,649
Inventories	14,090	17,347
Deferred income tax assets	10,122	18,806
Other current assets	31,067	5,980
Total current assets	578,554	512,600
PROPERTY AND EQUIPMENT, net	411,144	351,140
GOODWILL	443,584	448,896
INTANGIBLE ASSETS, net	35,286	35,881
OTHER ASSETS	37,537	38,495
TOTAL ASSETS	$1,506,105	$1,387,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$627	$2,274
Accounts payable	28,627	38,263
Accrued expenses:
Payroll and related benefits	39,471	38,193
Income taxes	23,509	4,663
Other	82,513	70,520
Deferred tuition revenue	152,007	166,743
Total current liabilities	326,754	320,656

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	16,358	21,591
Deferred rent obligations	89,680	15,293
Deferred income tax liabilities	31,212	39,972
Other	5,854	4,669
Total long-term liabilities	143,104	81,525

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	$1,033	$1,025
Additional paid-in capital	591,287	571,192
Accumulated other comprehensive income	1,989	4,396
Retained earnings	642,096	408,218
Cost of shares in treasury	(200,158)	—
Total stockholders’ equity	1,036,247	984,831
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,506,105	$1,387,012

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months ended December 31,		For the Year ended December 31,
	2005	2004	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$70,258	$62,861	$233,878	$179,619
Adjustments to reconcile net income to income from continuing operations:
Loss from discontinued operations	358	—	6,058	—
Income from continuing operations	70,616	62,861	239,936	179,619
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	20,787	16,627	78,720	57,469
Deferred income taxes	22	7,439	22	7,439
Loss on disposition of property and equipment	671	186	1,243	602
Tax benefit associated with option exercises	442	389	5,268	43,105
Other	219	214	812	821
Changes in operating assets and liabilities, net of acquisitions	(3,662)	28,295	52,224	87,099
Net cash provided by operating activities	89,095	116,011	378,225	376,154

CASH FLOWS FROM INVESTING ACTIVITIES:
Business dispositions/acquisitions, net of cash	(111)	501	(1,019)	(17)
Acquisition transaction costs	—	342	—	(26)
Purchases of property and equipment	(26,394)	(48,779)	(125,626)	(142,781)
Purchases of investments in available-for-sale securities	(490,013)	—	(1,190,649)	—
Sales and maturities of investments in available-for-sale securities	471,504	—	918,528	—
Other	(465)	1,119	(771)	1,054
Net cash used in investing activities	(45,479)	(46,817)	(399,537)	(141,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	—	(200,158)	—
Issuance of common stock	2,798	2,260	14,801	31,528
Net proceeds from (payments of) revolving loans	(417)	(2,844)	(2,477)	(78,963)
Net payments of capital lease obligations and other long-term debt	(2,547)	1,870	(1,869)	(3,476)
Other	—	(4)	—	(4)
Net cash provided by (used in) financing activities	(166)	1,282	(189,703)	(50,915)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,383)	4,437	(6,135)	4,754

NET INCREASE IN CASH AND CASH EQUIVALENTS	42,067	74,913	(217,150)	188,223
CASH AND CASH EQUIVALENTS, beginning of year	90,241	274,545	349,458	161,235
CASH AND CASH EQUIVALENTS, end of year	$132,308	$349,458	$132,308	$349,458

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2005	2004	2005	2004

Revenue
CSU (1)	$360,006	$372,865	$1,368,431	$1,337,068
OEG (2)	169,153	118,206	666,109	391,464
Corporate & other (3)	15	—	15	—

Segment profit (4)
CSU	$57,097	$63,809	$173,442	$175,269
OEG	61,500	41,625	262,718	158,815
Corporate and other	(12,512)	(5,760)	(62,021)	(38,275)

Segment profit percentage
CSU	15.9%	17.1%	12.7%	13.1%
OEG	36.4%	35.2%	39.4%	40.6%

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION

(Dollars in thousands)

DAYS SALES OUTSTANDING

	December 31,
	2005	2004

Total revenue during the quarter ended	$529,174	$491,071
Number of days in the quarter ended	92	92
Total revenue per day	$5,752	$5,338
Receivables, net	$81,462	$91,360
Days sales outstanding	14	17

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	December 31,
	2005	2004

Allowance for doubtful accounts	$44,839	$61,136
Gross student receivables	$121,286	$147,118
Allowance as a percentage of student receivables	37.0%	41.6%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance, Beginning of Year	Charges to Expense	Amounts Written- Off	Balance, End of Year

For the year ended December 31, 2005	$61,136	$80,348	$(96,645)	44,839

For the year ended December 31, 2004	47,467	105,676	(92,007)	61,136

Media:	Lynne Baker
847/851-7006
www.careered.com

Investors:	Karen M. King
847/585-3899
www.careered.com

CAREER EDUCATION CORPORATION APPOINTS

STEVEN H. LESNIK TO BOARD OF DIRECTORS

Board Accepts Resignation of Wallace O. Laub

Hoffman Estates, Ill. (February 16, 2006) – Career Education Corporation (NASDAQ: CECO) today announced that Steven H. Lesnik, 65, Chairman and Chief Executive Officer of KemperSports, Inc. has joined the company’s Board of Directors.  Lesnik will fill the seat vacated by the February 13, 2006 resignation of Wallace Laub, who had been on the company’s Board since 1994.

Lesnik is actively committed to education, having served as Chairman of the Illinois Board of Higher Education, as a visiting lecturer at Northwestern University, and as a Director of the Illinois Math & Science Academy Foundation.

KemperSports, based in Northbrook, Illinois, provides development and management services for premier golf facilities as well as athletic clubs and lodging venues nationwide, and includes a marketing communications subsidiary.  From 1968 to 1979, Lesnik held numerous positions at Kemper Insurance Companies, including vice president.   Prior to his roles at Kemper Insurance, Lesnik spent three years at the Insurance Information Institute.  He began his career at The Stamford Advocate, a daily newspaper headquartered in Stamford, Connecticut.

“Steve is a seasoned business executive who will be a valuable addition to our Board,” said John Larson, Chairman and Chief Executive Officer of Career Education Corporation. “We are confident that his experience and insights from many years in executive leadership, and his commitment to educational excellence will prove helpful in guiding the company as it executes its strategies for growth and value creation for shareholders in the for-profit education sector.”

Said Lesnik, “I have been impressed by the Board’s and management’s commitment to providing high-quality education, and look forward to working with them as we position Career Education Corporation to meet today’s challenges and to deliver value for all of its stakeholders over the long term.”

Commenting on Laub’s resignation as a Board member, Larson said, “I am grateful for the contributions Wally has made as a member of the Board for the past 12 years, and we wish him well.  As co-founder of the National Education Corporation, as well as a director of the Distance Education Training Counsel before joining our Board, Wally provided sound counsel based on extensive industry experience.”

Said Laub, “Serving on the Board of a dynamic industry leader like Career Education Corporation has been an exciting and gratifying experience.  Providing quality education to students and enhancing value for shareholders have always been key priorities for the company.  I am pleased that Steve Lesnik has joined the Board, and I am confident that he will be a strong contributor to the future success of the company.”

About Career Education Corporation

Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines. CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.

The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC. The on-ground campuses are located throughout the United States, Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral degree, master’s degree, bachelor’s degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.

The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online. The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

Important Information

Career Education Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and any other relevant documents (when available) that Career Education Corporation files with the SEC at the SEC’s web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Career Education Corporation by directing a request to Career Education Corporation, ATTN: Investor Relations, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195, or to Georgeson Shareholder Communications Inc. by toll-free telephone at 888 206-5970, or by mail at 17 State Street, 10th Floor, New York, NY 10004.

Certain Information Regarding Participants

Career Education Corporation, its directors and named executive officers may be deemed to be participants in the solicitation of Career Education Corporation’s security holders in connection with its 2006 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Career Education Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement, dated April 21, 2005, each of which is filed with the SEC. To the extent holdings of Career Education Corporation have changed since the amounts printed in the proxy statement, dated April 21, 2005, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative,  and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.